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                                                                    EXHIBIT 5.1


                      AKERMAN, SENTERFITT & EIDSON, P.A.
                               ATTORNEYS AT LAW
                             One SE Third Avenue
                                  28th floor
                             Miami, Florida 33131
                                (305) 374-5600
                           Telecopy (305) 374-5095


                              December 13, 1996

Republic Industries, Inc.
200 East Las Olas Boulevard
Suite 1400
Fort Lauderdale, Florida  33301


                RE:    REPUBLIC INDUSTRIES, INC.
                       REGISTRATION STATEMENT ON FORM S-4
                       INCLUDING PROSPECTUS
                       DATED DECEMBER 13, 1996 (THE "REGISTRATION
                       STATEMENT")

Ladies and Gentlemen:

        We have acted as counsel to Republic Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of up to 40,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), which may be issued by the Company from time to time in the future on the completion of acquisitions of assets, businesses or securities or on the payment of dividends on or conversion of shares of preferred stock or the conversion of or payment of interest on convertible notes issued in connection with such acquisitions of other businesses or properties.

        We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

        Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the Shares are issued in connection with the Merger as contemplated by the Merger Agreement, the Shares will constitute legally issued, fully paid and non-assessable securities of the Company.

        The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

        This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters and Experts" in the Prospectus which is part of the Registration Statement.


                                        Very truly yours,


                                        /s/ AKERMAN, SENTERFITT & EDISON, P.A.
                                        --------------------------------------
                                        AKERMAN, SENTERFITT & EDISON, P.A.